Exhibit 4.3

PUBLIC SERVICE COMPANY

OF NEW HAMPSHIRE,

doing business as EVERSOURCE ENERGY,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Successor in interest to U.S. Bank National Association

Successor to WACHOVIA BANK, NATIONAL ASSOCIATION

and to FIRST UNION NATIONAL BANK

Formerly Known as FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

NEW JERSEY

Successor to BANK OF NEW ENGLAND, NATIONAL ASSOCIATION

(Formerly Known as NEW ENGLAND MERCHANTS NATIONAL BANK)

and to

NEW BANK OF NEW ENGLAND, NATIONAL ASSOCIATION, TRUSTEE

TWENTY-NINTH SUPPLEMENTAL INDENTURE

Dated as of June 1, 2026

TO ISSUE SERIES X

FIRST MORTGAGE BONDS

$200,000,000 First Mortgage Bonds, Series X, due 2033

Testimonium
Signatures

Schedule A – Description of Certain Easements Acquired Since June 1, 2025

Acknowledgments
Endorsement

i

THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE dated as of June 1, 2026, between PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, doing business as Eversource Energy (with its successors and assigns, the “Company”), a corporation duly organized and existing under the laws of the State of New Hampshire, having its principal place of business at Energy Park, 780 North Commercial Street in Manchester, New Hampshire 03101, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association, successor to Wachovia Bank, National Association, and by merger to First Union National Bank, formerly known as First Fidelity Bank, National Association, New Jersey, successor in trust to Bank of New England, National Association (formerly known as New England Merchants National Bank) and to New Bank of New England, National Association), said U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION being a national banking association duly organized and existing under the laws of the United States of America having a corporate trust office at 100 Wall Street, 20th Floor, New York, NY 10005 and duly authorized to execute the trusts hereof (with its successors in trust, the “Trustee”), as trustee under the First Mortgage Indenture, dated August 15, 1978 (as heretofore amended, including as amended and restated on June 1, 2011, being hereinafter generally called the “Mortgage Indenture” and, together with each and every prior indenture supplemental thereto and each and every other instrument, including this Twenty-Ninth Supplemental Indenture, supplemental to the Mortgage Indenture, as the “Indenture”).

WHEREAS, the Company has previously executed and delivered to the Trustee twenty-eight supplemental indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing bonds under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding
Fourteenth	October 1, 2005	Series M	5.60% First Mortgage Bonds (Series M, due 2035)	$50,000,000	$50,000,000	$50,000,000
Twenty-Second	June 1, 2019	Series T	3.60% First Mortgage Bonds (Series T, due 2049)	$300,000,000	$300,000,000	$300,000,000
Twenty-Third	August 1, 2020	Series U	2.40% First Mortgage Bonds (Series U, due 2050)	$150,000,000	$150,000,000	$150,000,000
Twenty-Fourth	June 1, 2021	Series V	2.20% First Mortgage Bonds (Series V, due 2031)	$350,000,000	$350,000,000	$350,000,000
Twenty-Fifth	January 1, 2023	Series W	5.15% First Mortgage Bonds (Series W, due 2053)	$300,000,000	$300,000,000	$300,000,000
Twenty-Sixth	September 1, 2023	Series X	5.35% First Mortgage Bonds (Series X, due 2033)	$300,000,000	$300,000,000	$300,000,000
Twenty-Seventh	April 1, 2024	Series X	5.35% First Mortgage Bonds (Series X, due 2033)	$300,000,000	$300,000,000	$300,000,000
Twenty-Eighth	June 1, 2025	Series Y	4.40% First Mortgage Bonds (Series Y, due 2028)	$300,000,000	$300,000,000	$300,000,000
Total Principal Amount Outstanding:						$2,050,000,000

WHEREAS, the Company, by appropriate corporate action in conformity with the Mortgage Indenture, created a series of bonds designated as First Mortgage Bonds, 5.35% Series X due 2033 (hereinafter generally referred to as the “Series X Bonds” or the “bonds of Series X”);

WHEREAS, the terms and provisions of the Series X Bonds, and the form thereof, were set forth in the Twenty-Sixth Supplemental Indenture, dated as of September 1, 2023, between the Company and the Trustee (referred to as the “Twenty-Sixth Supplemental Indenture”), which Twenty-Sixth Supplemental Indenture also provided for the initial issuance of $300,000,000 aggregate principal amount of Series X Bonds;

WHEREAS, the Company issued an additional Three Hundred Million Dollars ($300,000,000) in aggregate principal amount of the Series X Bonds pursuant to the Twenty-Seventh Supplemental Indenture, dated as of April 1, 2024, between the Company and the Trustee (referred to as the “Twenty-Seventh Supplemental Indenture”);

WHEREAS, the Company desires to issue an additional Two Hundred Million Dollars ($200,000,000) in aggregate principal amount of the Series X Bonds and the Company therefore proposes to execute and deliver this Twenty-Ninth Supplemental Indenture (i) to provide for the issue of the additional bonds of Series X and confirm the lien of the Indenture on the property referred to below, all as permitted by Section 1301 of the Mortgage Indenture and (ii) to provide for the future amendment and restatement of the Mortgage Indenture as provided in Section 1.02 hereof;

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not heretofore specifically described in the Indenture but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time;

WHEREAS, all acts and things necessary to make the issuance of the Series X Bonds, when executed by the Company and authenticated by the Trustee and delivered as in the Mortgage Indenture provided, the legal, valid and binding obligations of the Company according to their terms and to make this Twenty-Ninth Supplemental Indenture a legal, valid and binding instrument for the security of the bonds, in accordance with its and their terms, have been done and performed, and the execution and delivery of this Twenty-Ninth Supplemental Indenture has in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, and of the acceptance of said Series X Bonds by the holder thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Mortgage Indenture as previously supplemented, amended and restated by said twenty-eight preceding supplemental indentures, and in performance of and compliance with the provisions thereof, said Public Service Company of New Hampshire, doing business as Eversource Energy, by these presents, does give, grant, bargain, sell, transfer, assign, pledge, mortgage and convey unto U.S. Bank Trust Company, National Association, as Trustee, as provided in the Mortgage Indenture, as previously supplemented, amended and restated and as supplemented by this Twenty-Ninth Supplemental Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, (a) all and singular the property, and rights and interests in property, described in the Mortgage Indenture and the twenty-eight preceding supplemental indentures and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in said Mortgage Indenture being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Mortgage Indenture, and (b) also, but without in any way limiting the generality of the foregoing, all the right, title and interest of the Company, now owned or hereafter acquired, in and to the rights, titles, interests and properties described or referred to in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length, in all cases not specifically reserved, excepted and excluded; the foregoing property, and rights and interests in property, being located in the following listed municipalities in New Hampshire and unincorporated areas in Coos County, New Hampshire, Oxford and York counties in the State of Maine, as well as in various municipalities in the State of Vermont, including the towns of Concord, Vermont and Waterford, Vermont, and elsewhere:

BELKNAP COUNTY — Alton, Barnstead, Belmont, Center Harbor, Gilford, Gilmanton, Laconia, Meredith, New Hampton, Sanbornton, Tilton;

CARROLL COUNTY — Albany, Brookfield, Chatham, Conway, Eaton, Effingham, Freedom, Madison, Moultonboro, Ossipee, Sandwich, Tamworth, Tuftonboro, Wakefield, Wolfeboro;

CHESHIRE COUNTY — Alstead, Chesterfield, Dublin, Fitzwilliam, Gilsum, Harrisville, Hinsdale, Jaffrey, Keene, Marlborough, Marlow, Nelson, Richmond, Rindge, Roxbury, Stoddard, Sullivan, Surry, Swanzey, Troy, Westmoreland, Winchester;

COOS COUNTY — Bean’s Grant, Berlin, Cambridge, Carroll, Chandler’s Purchase, Clarksville, Colebrook, Columbia, Crawford’s Purchase, Dalton, Dummer, Errol, Gorham, Green’s Grant, Jefferson, Lancaster, Martin’s Location, Milan, Millsfield, Northumberland, Pinkham’s Grant, Pittsburg, Randolph, Shelburne, Stark, Stewartstown, Stratford, Success, Thompson & Meserve’s Purchase, Wentworth’s Location, Whitefield;

GRAFTON COUNTY — Alexandria, Ashland, Bath, Bethlehem, Bridgewater, Bristol, Campton, Easton, Enfield, Franconia, Grafton, Hanover, Haverhill, Hebron, Holderness, Landaff, Lincoln, Lisbon, Littleton, Lyman, Lyme, Orange, Orford, Piermont, Plymouth, Rumney, Sugar Hill, Thornton, Woodstock;

HILLSBOROUGH COUNTY — Amherst, Antrim, Bedford, Bennington, Brookline, Deering, Francestown, Goffstown, Greenfield, Greenville, Hancock, Hillsborough, Hollis, Hudson, Litchfield, Lyndeborough, Manchester, Mason, Merrimack, Milford, Mont Vernon, Nashua, New Boston, New Ipswich, Pelham, Peterborough, Sharon, Temple, Weare, Wilton, Windsor;

MERRIMACK COUNTY — Allenstown, Andover, Boscawen, Bow, Bradford, Canterbury, Chichester, Concord, Danbury, Dunbarton, Epsom, Franklin, Henniker, Hill, Hooksett, Hopkinton, Loudon, Newbury, New London, Northfield, Pembroke, Pittsfield, Salisbury, Sutton, Warner, Webster, Wilmot;

ROCKINGHAM COUNTY — Auburn, Atkinson, Brentwood, Candia, Chester, Danville, Deerfield, Derry, East Kingston, Epping, Exeter, Fremont, Greenland, Hampstead, Hampton, Hampton Falls, Kensington, Kingston, Londonderry, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Northwood, Nottingham, Portsmouth, Raymond, Rye, Sandown, Seabrook, South Hampton, Stratham, Windham;

STRAFFORD COUNTY — Barrington, Dover, Durham, Farmington, Lee, Madbury, Middleton, Milton, New Durham, Rochester, Rollinsford, Somersworth, Strafford;

SULLIVAN COUNTY — Charlestown, Claremont, Cornish, Croydon, Goshen, Grantham, Lempster, Newport, North Charleston, Plainfield, Springfield, Sunapee, Unity, Washington;

SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Mortgage Indenture, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING (as the same are reserved, excepted and excluded from the lien of the Mortgage Indenture) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained, all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) to (m), both inclusive, of the paragraph beginning “BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING...” which paragraph is part of the granting clauses of the Mortgage Indenture;

TO HAVE AND TO HOLD all said plant, premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever;

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal pro rata benefit, security and protection of the owners of the bonds without any preference, priority or distinction whatever of any one bond over any other bond by reason of priority in the issue, sale or negotiation thereof, or otherwise;

PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provision for the payment unto the holders of the bonds of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant and subject to the provisions of Article 8 of the Mortgage Indenture, cease, determine and be void, but otherwise shall be and remain in full force and effect.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:

Article 1
ADDITIONAL SERIES X BONDS

Section 1.01      Designation; Amount. The additional bonds of Series X for the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered in accordance with the request of the Company and in compliance with the applicable provisions of the Indenture. Said bonds shall be issued as a Tranche (as defined in the Mortgage Indenture) of the bonds of Series X as defined in the Indenture and shall be designated “First Mortgage Bonds, Series X, due 2033.” The terms of such additional bonds shall be identical in all respects to the bonds of Series X originally issued pursuant to the Twenty-Sixth Supplemental Indenture and the Twenty-Seventh Supplemental Indenture (except as to the date of original issuance, which shall be June 30, 2026, the initial interest payment date, which shall be October 1, 2026, and the offering price), as set forth in the form of bond included as Schedule A of the Twenty-Sixth Supplemental Indenture and Sections 1.02 through 1.08 of the Twenty-Sixth Supplemental Indenture, incorporated herein by this reference. Upon the issuance of said bonds of Series X, the total outstanding aggregate principal amount of bonds of Series X shall be Eight Hundred Million Dollars ($800,000,000). The Trustee shall authenticate and deliver such additional bonds of Series X at any time upon application by the Company and compliance with the applicable provisions of the Indenture. Pursuant to Section 1.01 of the Twenty-Sixth Supplemental Indenture, additional bonds of Series X, without limitation as to amount, having the same terms and conditions as the bonds of Series X (except for the date of original issuance, the initial interest payment date and the offering price) may also be issued by the Company without the consent of the holders of the bonds of Series X pursuant to a separate Supplemental Indenture related thereto, and such additional bonds of Series X shall be part of the same series as the bonds of Series X.

Section 1.02      Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a Series X Bond, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in substantially the form set forth in Schedule C appended to the Eighteenth Supplemental Indenture dated as of May 1, 2011, and all amendments and Supplemental Indentures thereto.

Article 2
MISCELLANEOUS PROVISIONS

Section 2.01      Recitals. The recitals in this Twenty-Ninth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Twenty-Ninth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Twenty-Ninth Supplemental Indenture, except as expressly set forth in the Mortgage Indenture. The Trustee shall not be taken impliedly to waive by this Twenty-Ninth Supplemental Indenture any right it would otherwise have.

Section 2.02      Benefits of Twenty-Ninth Supplemental Indenture. Nothing in this Twenty-Ninth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the Series X Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof; and the covenants, stipulations and agreements in the Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and holders of the bonds.

Section 2.03      Effect of Twenty-Ninth Supplemental Indenture. This Twenty-Ninth Supplemental Indenture is executed, shall be construed as and is expressly stated to be an indenture supplemental to the Mortgage Indenture and shall form a part of the Indenture; and the Mortgage Indenture, as supplemented and amended by this Twenty-Ninth Supplemental Indenture, is hereby confirmed and adopted by the Company as its obligation. All terms used in this Twenty-Ninth Supplemental Indenture shall be taken to have the meaning specified in the Mortgage Indenture, except in cases where the context clearly indicates otherwise.

Section 2.04      Termination. This Twenty-Ninth Supplemental Indenture shall become void when the Indenture shall be void.

Section 2.05      Trust Indenture Act. If and to the extent that any provision of this Twenty-Ninth Supplemental Indenture limits, qualifies or conflicts with any of the applicable provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Section 2.06      Counterparts. This Twenty-Ninth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

Section 2.07      Notices. Any notice to the Trustee under any provision of this Twenty-Ninth Supplemental Indenture shall be sufficiently given if served personally upon a responsible officer of the Trustee or mailed by registered or certified mail, postage prepaid, addressed to the Trustee at its corporate trust office, which is U.S. Bank Trust Company, National Association, 100 Wall Street, 20th Floor, New York, NY 10005 as of the date hereof. The Trustee shall notify the Company from time to time of any change in the address of its corporate trust office.

[The remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, doing business as EVERSOURCE ENERGY, has caused this instrument to be executed and its corporate seal to be hereto affixed, by its officers, thereunto duly authorized, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION has caused this instrument to be executed by its officers thereunto duly authorized, all effective as of the day and year first above written and actually executed on the date of acknowledgement indicated below.

PUBLIC SERVICE COMPANY
OF NEW HAMPSHIRE, doing business
as EVERSOURCE ENERGY

	By:	/s/ Matthew P. Fallon
Matthew P. Fallon
Assistant Treasurer-Corporate Finance and Cash Management

CORPORATE SEAL

Attest:

/s/ Florence J. Iacono
Florence J. Iacono
Secretary

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss: Norfolk
COUNTY OF NORFOLK	)

Then personally appeared before me Matthew P. Fallon, Assistant Treasurer-Corporate Finance and Cash Management, and Florence J. Iacono, Secretary, of Public Service Company of New Hampshire, doing business as Eversource Energy, a New Hampshire corporation, and severally acknowledged the foregoing instrument to be their free act and deed in their said capacities and the free act and deed of said corporation.

Witness my hand and notarial seal this 17th day of June, 2026, at Westwood, Massachusetts.

Name:	/s/ Laura A. Flynn
Notary Public
My Commission Expires: 8/31/29

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee as aforesaid

By:	/s/ Eva D. Aryeetey
Eva D. Aryeetey
Vice President

Attest:

/s/ Michelle Lee
Name:	Michelle Lee
Title:	Vice President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

Then personally appeared before me, Eva D. Aryeetey, Vice President of U.S. Bank Trust Company, National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this 11th day of June, 2026, at New York, New York.

Name:	/s/ Cheryl L. Clarke
Notary Public
My Commission Expires: 5/11/2030

SCHEDULE A

Description of Easements

Acquired

Since June 1, 2025

Book-Page	Grantor	Municipality	Date	Registry
4994/504	Stacey L. Curdie	Ashland	2/3/2026	Grafton
4994/506	Stacey L. Curdie	Ashland	2/3/2026	Grafton
3900/2554	Katie Cailler	Franklin	8/27/2025	Merrimack
3343/26	Eurovia Atlantic Coast, LLC	Swanzey	3/24/2026	Cheshire
4967/213	LCJ Holdings, LLC	Thorton	10/3/2025	Grafton
4967/333	LCJ Holdings, LLC	Campton	10/3/2025	Grafton
4967/336	LCJ Holdings, LLC	Thorton	10/3/2025	Grafton
4981/952	Nicole A. Holmes	Thorton	12/1/2025	Grafton
4983/141	Shirley D. Benton & Jerel A. Benton	Thorton	12/5/2025	Grafton
4983/145	Old Sawmill, LLC	Thorton	12/5/2025	Grafton
4983/149	Shirley D. Benton & Jerel A. Benton	Thorton	12/5/2025	Grafton
4983/239	Christopher Savage & Christina Savage	Thorton	12/8/2025	Grafton
1684/779	Brandon Williams & Cora Snider Williams	Whitefield	9/4/2025	Coos
1686/117	Edwin L. Faria, Jr. & Nancy A. Faria	Whitefield	9/18/2025	Coos
1686/158	Kevin M. Keys & Dawn M. Keys, Trustees of The Keys Family Trust of 2024	Whitefield	9/19/2025	Coos
1686/802	John Agor	Whitefield	9/25/2025	Coos

1686/805	Douglas B. Tomb & William C. Tomb	Dalton	9/252025	Coos
1686/828	Misty Meadows Trailer Park LLC	Dalton	9/25/2025	Coos
1687/522	Todd R. Martin & Deborah A. Martin	Dalton	10/3/2025	Coos
1689/485	Steven Dwyer	Whitefield	10/30/2025	Coos
1689/488	Servad Management, LLC	Whitefield	10/30/2025	Coos
4964/922	Cherry Valley Road Trust	Bethlehem	9/25/2025	Grafton
4964/946	Michele Maltby & Michael Maltby	Thorton	9/25/2025	Grafton
4964/949	Marianne E. Miller & Timothy J. Walsh	Campton	9/25/2025	Grafton
4964/954	Holly K. Plaisted & Jeffrey W. Plaisted	Bethlehem	9/25/2025	Grafton
4964/957	NH #1 Rural Cellular	Woodstock	9/25/2025	Grafton
4964/960	Teressa Lunn Cate	Woodstock	9/25/2025	Grafton
4964/982	John William Degnan & Sandra N. Degnan	Sugar Hill	9/25/2025	Grafton
4967/341	Profile School District	Bethlehem	10/3/2025	Grafton
4967/347	Presidential Mountain Resort, LLC	Bethlehem	10/3/2025	Grafton
4967/381	T&T Mountain Investments, LLC	Easton	11/4/2025	Grafton
4967/384	Town of Woodstock	Woodstock	11/4/2025	Grafton
4975/461	Raeann Guarnier Corte & Scott Cortez	Bethlehem	11/4/2025	Grafton

4975/760	Charles O. Staples, Jacob H. Martin & Carl Gulovsen, as Trustees of the Campton Hollow Ski Club Land Trust u/d/t dated July 30, 2001	Campton	11/5/2025	Grafton
4975/766	Exit 29 Sand & Gravel LLC	Campton	11/5/2025	Grafton
4985/916	Timothy B. Klotz & Anne M. McKenzie	Franconia	12/18/2025	Grafton
3350/1039	Bell Brothers Trucking, LLC	Swanzey	6/3/2026	Cheshire
5331/139	Maine Atlantic Properties, Inc.	Rochester	2/6/2026	Strafford

ENDORSEMENT

U.S. Bank Trust Company, National Association, Trustee, being the mortgagee in the foregoing Supplemental Indenture, hereby consents to the cutting of any timber standing upon any of the lands covered by said Supplemental Indenture and to the sale of any such timber so cut and of any personal property covered by said Supplemental Indenture to the extent, but only to the extent, that such sale is permitted under the provisions of the Mortgage Indenture as supplemented by the Twenty-Ninth Supplemental Indenture dated as of June 1, 2026.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee as aforesaid

By:	/s/ Eva D. Aryeetey
Eva D. Aryeetey
Vice President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

Then personally appeared before me, Eva D. Aryeetey, Vice President of U.S. Bank Trust Company, National Association, a national banking association, and acknowledged the foregoing instrument to be her free act and deed in her said capacity and the free act and deed of said association.

Witness my hand and notarial seal this 11th day of June, 2026, at New York, New York.

Name:	/s/ Cheryl L. Clarke
Notary Public
My Commission Expires: 5/11/2030